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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-07879) and related Prospectus of International CableTel Incorporated and to the incorporation by reference therein of our report on the consolidated financial statements of NTL Group Limited dated March 15, 1996, included in International CableTel Incorporated's Form 8-K/A-1 dated May 9, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young

London, England

September 11, 1996